UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, New York 14224
(Address of principal executive offices) (ZIP Code)

(888) 554-8789

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	WKSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(a) Resignation of Chief Financial Officer.

On April 30, 2026, Michael Johnston informed Worksport Ltd., a Nevada corporation (the “Company”), of his resignation as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. The Company’s Board of Directors (the “Board”) accepted Mr. Johnston’s resignation on April 30, 2026. Mr. Johnston’s resignation will be effective 5:00 p.m. (Eastern Time) on April 30, 2026.

Mr. Johnston’s resignation was not the result of any disagreement with the Company regarding its operations, policies or practices, including any matter relating to the Company’s financial reporting or accounting practices. The Company expects to complete the transition to an in-house finance function in connection with the appointment described below.

(b) Appointment of New Chief Financial Officer.

On April 30, 2026, the Board appointed Jennifer Kartychak as the Company’s Chief Financial Officer, effective May 1, 2026. Ms. Kartychak will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Ms. Kartychak, age 44, currently serves as the Company’s Vice President of Finance, a position held since January 1, 2026. From August 2023 to her appointment as the Company’s Vice President of Finance, Ms. Kartychak provided consulting services to the Company through Arend Advisory Group LLC, an entity wholly owned by Ms. Kartychak. Ms. Kartychak’s professional background includes over ten (10) years of experience in public accounting, of which approximately five (5) years were with Ernst & Young LLP (“EY”), where she advanced to the position of Manager in the firm’s Assurance Services practice. While at EY, Ms. Kartychak enhanced her strong foundation in manufacturing and public company reporting requirements. Ms. Kartychak departed EY in 2010 to serve as Corporate Accounting Manager at Moog Inc. (NYSE: MOG.A). Ms. Kartychak held this position from May 2010 to June 2016 and assumed increasing levels of responsibility during her tenure. Ms. Kartychak’s responsibilities provided her extensive experience with SEC reporting requirements, management of technical accounting areas, management of acquisitions and divestitures, oversight of governance practices, significant involvement with executive management, and management of internal reporting practices. Ms. Kartychak holds a Bachelor of Science in Accounting and a Bachelor of Science in Accounting Information Systems from Canisius University. Ms. Kartychak is a Certified Public Accountant licensed in the State of New York and is a member of the American Institute of Certified Public Accountants.

(c) Compensatory Arrangements of Certain Officers.

In connection with Ms. Kartychak’s appointment as Vice President of Finance, on January 1, 2026, Worksport USA Operations Corporation, the Company’s wholly owned operating subsidiary, and Ms. Kartychak entered into an Executive Employment Agreement (the “Employment Agreement”). The Employment Agreement provides for, among other things: (i) an annual base salary of $220,000; (ii) eligibility for an annual cash bonus with a target payout of $75,000, structured in tranches and payable upon achievement of specific corporate milestones and individual key performance indicators (KPIs) set forth in the Employment Agreement; and (iii) an award of a non-qualified stock option under the Worksport Ltd. 2022 Equity Incentive Plan exercisable to purchase up to 100,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option is subject to continued employment and vests pursuant to time- and performance-based objectives set forth in the Employment Agreement. In addition, the Board has approved a grant of shares of the Company’s common stock to Arend Advisory Group LLC, an entity wholly owned by Ms. Kartychak (the “Stock Grant”), and the Company has authorized the issuance of 13,000 shares of the Company’s common stock to Arend Advisory Group LLC, an entity wholly owned by Ms. Kartychak, pursuant to the Stock Grant, as approved by the Board in connection with the CFO transition resolutions. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Kartychak and any other person pursuant to which she was appointed as Chief Financial Officer. There are no family relationships between Ms. Kartychak and any director or executive officer of the Company. Prior to Ms. Kartychak’s appointment as Chief Financial Officer, the Company engaged Arend Advisory Group LLC, an entity wholly owned by Ms. Kartychak, beginning in August 2023 to provide consulting services to the Company. The Company paid Arend Advisory Group LLC approximately $8,000, $134,000 and $158,000 during the fiscal years ended December 31, 2023, 2024 and 2025, respectively. The Company paid Arend Advisory Group LLC approximately $17,000 from January 1, 2026 through April 29, 2026 related to services rendered prior to her employment agreement. The Company issued Arend Advisory Group LLC 19,768 shares of common stock for services rendered between August 2003 and December 2025. Other than the foregoing, the Company has determined that there are no transactions involving Ms. Kartychak that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated January 1, 2026, by and between Worksport USA Operations Corporation and Jennifer Kartychak.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: May 1, 2026	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	President and Chief Executive Officer (Principal Executive Officer)